Exhibit 10.1

TERMINATION AGREEMENT AND RELEASE

This TERMINATION AGREEMENT AND RELEASE (this “Termination Agreement”) is made as of June 13, 2022 (the “Effective Date”), by and between SEACHANGE INTERNATIONAL, INC., a Delaware corporation (“Buyer”), and TRILLER HOLD CO LLC, a Delaware limited liability company (the “Company”). Each of Buyer and the Company is referred to herein as a “Party,” and they are collectively referred to herein as the “Parties.”

WHEREAS, Buyer and the Company are parties to that certain Agreement and Plan of Merger, dated as of December 22, 2021 and amended as of February 21, 2022 and April 14, 2022 (as amended, the “Merger Agreement”; capitalized terms not otherwise defined in this Termination Agreement shall have the meaning ascribed to them in the Merger Agreement);

WHEREAS, each of Buyer and the Company has respectively determined, of its own accord, that mutual termination of the Merger Agreement is appropriate, pursuant to Section 9.1(a) of the Merger Agreement, which provides that the Merger Agreement “may be terminated . . . by mutual written consent of Buyer and the Company”; and

WHEREAS, the Parties have therefore agreed to enter into this Termination Agreement to reflect their mutual consent to terminate the Merger Agreement according to the terms and in consideration of the mutual promises set forth below.

NOW, THEREFORE, in consideration of the promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Consent to Terminate the Merger Agreement.

1.1

Buyer’s Consent. Pursuant to Section 9.1(a) of the Merger Agreement, Buyer hereby consents (i) to the termination of the Merger Agreement and any and all of the Contemplated Transactions, and (ii) agrees that the Company shall have no obligation arising, directly or indirectly, from the Merger Agreement or the Contemplated Transactions except as specified in this Termination Agreement or Section 9.3(a) of the Merger Agreement.

1.2

Company’s Consent. Pursuant to Section 9.1(a) of the Merger Agreement, the Company hereby (i) consents to the termination of the Merger Agreement and any and all of the Contemplated Transactions, and (ii) agrees that Buyer shall have no obligation arising, directly or indirectly, from the Merger Agreement or the Contemplated Transactions except as specified in this Termination Agreement or Section 9.3(a) of the Merger Agreement.

2.	Releases.

2.1

Buyer’s Release of the Company. Upon the Effective Date of this Termination Agreement, and for good and sufficient consideration, the receipt and adequacy of which is hereby acknowledged, Buyer, on behalf of itself and its respective present or former assignees, affiliates, administrators, executors, predecessors, successors, subsidiaries, corporate parents, related companies or entities, members, partners, and present and/or former officers, directors, shareholders, employees, members, managers, agents, representatives, attorneys, heirs, assigns, accountants, auditors, experts, consultants, and/or insurers (collectively, the “Buyer Releasors”), forever and fully discharge and release the Company and its respective present or former assignees, affiliates, administrators, executors, predecessors, successors, subsidiaries, corporate parents, related companies or entities, members, partners, and present and/or former officers, directors, shareholders, employees, members, managers, agents, representatives, attorneys, heirs, assigns, accountants, auditors, experts, consultants, and/or insurers (collectively, the “Company Releasees”), from any and all actions, causes of action, suits, lawsuits, debts, dues, fees, Expenses, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims or demands, and all other proceedings whatsoever, whether in law or in equity, known or unknown, foreseen or unforeseen, that arise out of, or are related or connected in any way to, or are based upon facts, matters or occurrences, representations or omissions related in any way to, or any other correspondence or documentation in connection with, the Merger Agreement, the Merger, the Contemplated Transactions, or otherwise, and which any of the Buyer Releasors ever had, now has, or hereafter can, shall, or may have against the Company Releasees from the beginning of the world to the Effective Date of this Termination Agreement; provided, however, that the Buyer Releasors do not release, and expressly preserve, any and all claims that may arise against the Company Releasees relating to or involving a breach of this Termination Agreement.

2.2

The Company’s Release of Buyer. Upon the Effective Date of this Termination Agreement, and for good and sufficient consideration, the receipt and adequacy of which is hereby acknowledged, the Company, on behalf of itself and its respective present or former assignees, affiliates, administrators, executors, predecessors, successors, subsidiaries, corporate parents, related companies or entities, members, partners, and present and/or former officers, directors, shareholders, employees, members, managers, agents, representatives, attorneys, heirs, assigns, accountants, auditors, experts, consultants, and/or insurers (collectively, the “Company Releasors”), forever and fully discharge and release Buyer and any of its respective present or former assignees, affiliates, administrators, executors, predecessors, successors, subsidiaries, corporate parents, related companies or entities, members, partners, and present and/or former officers, directors, shareholders, employees, members, managers, agents, representatives, attorneys, heirs, assigns, accountants, auditors, experts, consultants, and/or insurers (collectively, the “Buyer Releasees”), from any and all actions, causes of action, suits, lawsuits, debts, dues, fees, Expenses, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims or demands, and all other proceedings whatsoever, whether in law or in equity, known or unknown, foreseen or unforeseen, that arise out of, or are related or connected in any way to, or are based upon facts, matters or occurrences, representations or omissions related in any way to, or any other correspondence or documentation in connection with, the Merger Agreement, the Merger, the Contemplated Transactions, or otherwise, and which any of the Company Releasors ever had, now has, or hereafter can, shall, or may have against the Buyer Releasees from the beginning of the world to the Effective Date of this Termination Agreement; provided, however, that the Company Releasors do not release, and expressly preserve, any and all claims that may arise against the Buyer Releasees relating to or involving a breach of this Termination Agreement.

3.	Costs Associated with the Merger Agreement.

Each Party understands and agrees that it shall bear its own costs and attorneys’ fees incurred in connection with the Merger Agreement, the Merger, and/or the Contemplated Transactions, with no Expenses or Termination Fee to be paid by either Party to the other.

4.	Representations and Warranties.

4.1

Each of the Parties represents and warrants that: (i) it has been represented by independent legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Termination Agreement; (ii) each Party has read this Termination Agreement and knows and understands its contents; and (iii) this Termination Agreement has been voluntarily and freely entered into by each Party.

4.2

Each of the Parties represents and warrants that it is the owner of all rights and claims being discharged or released herein and that no portions of those rights have been assigned or transferred to any other person or entity. Each of the Parties hereto further represents and warrants that it is not subject to any statutory or contractual obligation that may make unlawful the execution of this Termination Agreement.

5.	Notices.

All notices, consents, waivers or other communications given under this Termination Agreement shall be in writing, with a copy provided by email, and shall be deemed duly given if delivered by hand or if sent by a nationally recognized courier service with guaranteed overnight, service charges prepaid, or by registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex, or facsimile to the below stated addresses. Notices shall be deemed to have been given as of the date received in the case of personal delivery, or on the date shown on the receipt or confirmation therefore in all other cases. Any of the Parties may change their address for the purpose of notice by giving like notice in accordance with this Paragraph. Any notice desired or required to be given hereunder shall be given as follows:

if to Buyer:

SeaChange International, Inc.

177 Huntington Avenue, Suite 1703 PMB

73480

Boston, Massachusetts 02115

Attention: Peter Aquino

Email: pa411@schange.com

with a copy to (which shall not constitute notice):

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Attention: Robert S. Matlin, Esq., and

Jonathan M. Barron, Esq.

Email: Robert.Matlin@klgates.com

jonathan.barron@klgates.com

if to the Company:

Triller Hold Co LLC

2121 Avenue of the Stars, Suite 2350

Los Angeles, CA 90067

Attention: General Counsel

Email: dtraub@triller.co

6.	Applicable Law; Exclusive Jurisdiction.

6.1

Each of the Parties agrees that this Termination Agreement and any disputes arising out of or related in any way to this Termination Agreement (whether in contract or in tort or otherwise) shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without reference to choice of law principles.

6.2

Each of the Parties (a) agrees that any dispute arising out of, or related in any way to, this Termination Agreement must be brought solely and exclusively in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) waives any objection to laying venue in any such action or proceeding in such courts; (c) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 5 of this Agreement; and (e) to the extent permitted by applicable Law, irrevocably and unconditionally waives the right to trial by jury.

7.	Non-disparagement.

Each of the Parties agrees not to make any defamatory, libelous, or slanderous remarks about any of the other Parties, their officers, directors, employees, agents, representatives, attorneys, subsidiaries, related companies, and any of the successors in interest or assigns of any of them, and any person or entity acting or purporting to act on their behalf or under any of their direction and/or control relating to the Merger Agreement, this Termination Agreement, the negotiations thereof, and or/ their business to any third parties.

8.	Mutual Press Release.

Any press release relating to this Termination Agreement shall be a joint press release issued by the Company and Buyer and thereafter Buyer and the Company shall consult with each other before issuing any further public statements or press release(s) regarding the Termination Agreement.

9.	Heirs and Successors Bound; No Third-Party Beneficiaries.

This Termination Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective parent companies, shareholders, partners, owners, affiliates, heirs, successors and assigns, and any corporation, partnership or other entity into or with which any Party hereto may merge, consolidate or reorganize. Nothing in this Termination Agreement is intended to benefit any third party, or create any third party beneficiary.

10.	Entire Agreement.

This Termination Agreement constitutes a single integrated contract expressing the entire agreement of termination and release among the Parties. There are no other agreements, written or oral, express or implied, between the Parties hereto expanding or modifying the terms of this Termination Agreement, concerning the subject matter hereof.

11.	Enforceability.

If any term or provision of this Termination Agreement shall be found to be illegal or unenforceable, then, notwithstanding any such illegality or unenforceability, this Termination Agreement shall remain in full force and effect and such term or provision shall be deemed to be deleted.

12.	Severability.

In the event that any provision, condition, or covenant herein contained is held to be invalid, unenforceable, or void by any court of competent jurisdiction for any reason whatsoever, each such provision, condition, or covenant shall be deemed severable from the remainder of this Termination Agreement and shall in no way affect the validity of any other provision, condition, or covenant contained herein. If such condition, covenant or other provision shall be deemed invalid due to scope or breadth, such provisions shall be deemed valid to the extent of the scope or breadth permitted by law.

13.	Waiver and Amendment.

No breach of any provision hereof can be waived unless in writing. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. This Termination Agreement may be amended only by a written agreement executed by the Parties hereto.

14.	Construction.

This Termination Agreement will be interpreted according to its fair meaning, and not for or against any Party to this Termination Agreement. This Termination Agreement shall be deemed to have been written jointly by the Parties and shall not be construed against the interests of any Party by reason of such Party or its representatives having drafted it or any portion of it. The captions of the sections of this Termination Agreement are for the assistance of the Parties only and are not to be construed in any way as a part of this Termination Agreement.

15.	Execution of Agreement and Counterparts.

15.1

Each of the Parties agrees that this Termination Agreement may be signed in one or more counterparts and that it shall be fully executed when signed by all Parties whether the signatures of all Parties appear on the original or one or more copies of this Termination Agreement.

15.2

Each of the Parties further agrees that an original signature of each Party to this Termination Agreement is not necessary to enforce this Termination Agreement. Signatures transmitted via facsimile or PDF shall have the same force and effect as the originals.

16.	Section 1542 of the California Civil Code.

This Termination Agreement includes a general release. The Parties hereby certify that they have read Section 1542 of the California Civil Code set out below and indicate that fact by signing this Termination Agreement:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Notwithstanding the provisions of § 1542 of the California Civil Code and for the purpose of implementing a full and complete release and discharge of claims, except as otherwise set forth herein, the parties expressly waive and relinquish all rights and benefits afforded by § 1542 of the California Civil Code and any other similar statute of any other state and do so understanding and acknowledging the significance of such specific waiver of § 1542. Thus, the parties acknowledge that, except for those claims not covered by or that are excluded from the releases in Paragraphs 2.1 and 2.2, this Termination Agreement includes in its effect all matters released in Paragraphs 2.1 and 2.2. above that the parties may not know or suspect to exist in their favor at the time of execution hereof, and that this Termination Agreement provides for the extinguishment of any such claim.

[SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the Parties hereto have caused this Termination Agreement to be executed by each of them or their duly authorized representative as of the date first above written.

BUYER

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Peter Aquino
Name: Peter Aquino
Title: President & CEO

COMPANY

TRILLER HOLD CO LLC

By:	/s/ Mahi de Silva
Name: Mahi de Silva
Title: CEO